Independent Auditors' Consent
                          -----------------------------

To the Board of Directors
The Hennessy Funds, Inc.:

We consent to the use of our report dated August 8, 2003 included in the June 30, 2003 annual report of Hennessy Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, incorporated by reference herein.

/s/ KPMG LLP


Chicago, Illinois
November 3, 2003